UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 12, 2007

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                (303)267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On October 18, 2007, Advance Display Technologies, Inc. (the “Company”) announced that, on October 12, 2007, Dwight E. (“Jody”) Thomas was appointed the Company’s Executive Vice President of Sales and Marketing and its Chief Technology Officer.  The Company had previously entered into a consulting agreement with Mr. Thomas on April 3, 2007 that expired September 30, 2007.  On October 1, 2007, the Company entered into a new consulting agreement with Mr. Thomas. Under the October 1 Agreement, Mr. Thomas agrees to provide business advice and related consulting services in the areas of video display technology, marketing and development as may be reasonably requested by the President of the Company for a monthly consulting fee of $13,500 ($162,000 per annum).

On August 15, 2007, prior to his appointment as an officer of the Company, the Compensation Committee of the Company’s Board of Directors granted Mr. Thomas options to purchase 1,000,000 shares of the Company’s common stock at $0.11 per share under the terms of the Company’s 2007 Equity Incentive Plan.  The options vest quarterly over sixteen quarters beginning September 30, 2007.  There are no other agreements or understandings in place at this time concerning his compensation by the Company.

Mr. Thomas will continue to serve as the President, Chief Executive Officer and sole shareholder of Emergent Communications Technology, Inc., a business focusing on emerging vertical technology applications, product development and channel strategies that he formed in April 2007.  From 1997 to 2007, Mr. Thomas served in various roles with Kayye Consulting, Inc., a marketing firm serving the audiovisual industry, which culminated in Mr. Thomas serving as CEO of that company.

A copy of the press release announcing Mr. Thomas’ appointment as the Company’s Executive Vice President of Sales and Marketing and its Chief Technology Officer attached hereto as Exhibit 99.1 is incorporated by reference herein.

Item 9.01  Financial Statements And Exhibits

(a)  Financial Statements of businesses acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not Applicable

(d)  Exhibits.

10.1 Consulting Agreement dated October 1, 2007 between Dwight E. Thomas and the Company.

99.1 Press Release, dated October 18, 2007, announcing the appointment.

SIGNATURE

Pursuant to the requirements of  the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC. (Registrant)
Date: October 18, 2007	By: /s/ Matthew W. Shankle Matthew W. Shankle, President